Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Shatswell, MacLeod & Company, P.C.]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2015, which is incorporated by reference in the Annual Report on Form 10-K of BSB Bancorp, Inc. and Subsidiaries for the year ended December 31, 2016.

/s/ Shatswell, MacLeod & Company, P.C.
Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 20, 2017